Advanced Flower Capital Inc. Announces Financial Results for the Third Quarter 2025
Third quarter 2025 GAAP net loss of $(12.5) million or $(0.57) per basic weighted average common share and
Distributable Earnings(1) of $3.5 million or $0.16 per basic weighted average common share

AFC shareholders approve conversion from mortgage REIT to BDC
WEST PALM BEACH, FL, November 12, 2025 – Advanced Flower Capital Inc. (Nasdaq: AFCG) (“Advanced Flower Capital,” “AFC,” or the “Company”) today announced its results for the quarter ended September 30, 2025.
AFC reported generally accepted accounting principles (“GAAP”) net loss of $(12.5) million or $(0.57) per basic weighted average common share and Distributable Earnings of $3.5 million or $0.16 per basic weighted average common share for the third quarter of 2025.
“We continue to make progress resolving our nonaccrual positions and driving loan repayments across our portfolio. There remains limited new capital entering the cannabis market, and our conversion opens the investment universe for AFC beyond real estate owners in cannabis. Today, we see meaningful lending opportunities in several attractive markets, and we are actively evaluating opportunities in the lower-middle market that we believe can generate attractive risk-adjusted returns for the benefit of our shareholders.” said Dan Neville, AFC’s Chief Executive Officer.
Shareholder Approval of Conversion to BDC
Last week, AFC announced that it held a special meeting of shareholders at which shareholders approved both proposals related to AFC’s previously announced plan to convert from a real estate investment trust (“REIT”) to a business development company (“BDC”).
“As a BDC, we expand AFC’s investable scope beyond real estate-backed loans and can pursue a broader set of opportunities across the market, which we believe will strengthen our ability to generate consistent, risk-adjusted returns,” said Leonard M. Tannenbaum, CFA, Chairman of the Board of Directors. “We believe this is a significant, positive step for AFC and our valued shareholders.”
AFC expects to complete the conversion in the first quarter of 2026 following satisfaction of customary conditions and applicable regulatory requirements.
Common Stock Dividend
On October 15, 2025, the Company paid a regular cash dividend of $0.15 per common share for the third quarter of 2025 to shareholders of record as of September 30, 2025.
Additional Information
Advanced Flower Capital issued a presentation of its third quarter 2025 results, titled “Third Quarter 2025 Earnings Presentation,” which can be viewed at advancedflowercapital.com under the Investor Relations section. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, with the Securities and Exchange Commission on November 12, 2025.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

AFC routinely posts important information for investors on its website, advancedflowercapital.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC encourages investors, analysts, the media and others interested in AFC to monitor the Investor Relations section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
Advanced Flower Capital will host a conference call at 10:00 am (Eastern Time) on Wednesday, November 12, 2025, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC’s website found here: AFC -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC’s website.
About AFC
Advanced Flower Capital Inc. (Nasdaq: AFCG) (“AFC”) is a leading commercial mortgage real estate investment trust (“REIT”) that primarily originates, structures, underwrites, invests in and manages senior secured mortgage loans and other types of loans and debt securities, with a specialization in loans to cannabis industry operators in states that have legalized medical and/or adult-use cannabis. Through its management team’s deep network and significant credit and cannabis expertise, AFC originates, structures, underwrites and manages loans ranging from $10 million to over $100 million, typically secured by quality real estate assets, license value (where applicable) and cash flows. AFC is based in West Palm Beach, Florida. For additional information regarding AFC, please visit advancedflowercapital.com.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed Quarterly Report on Form 10-Q. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information it provides is useful to investors since this measure permits investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings accounts for any Incentive Compensation earned for such time period.
We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses, (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.

We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a REIT, we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The following table provides a reconciliation of GAAP Net income (loss) to Distributable Earnings:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net (loss) income	$(12,490,506)	$1,383,734	$(21,587,472)	$17,775,739
Adjustments to net income (loss):
Stock-based compensation expense	487,436	218,643	1,525,687	1,131,208
Depreciation and amortization	—	—	—	—
Unrealized losses (gains) or other non-cash items	9,712,427	4,621,702	11,453,875	9,655,396
Provision for (reversal of) current expected credit losses[2,3]	7,372,778	181,370	20,747,674	(1,077,196)
TRS (income) loss, net of dividends	(1,542,335)	840,556	(671,730)	1,147,554
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—	—	—
Distributable earnings	$3,539,800	$7,246,005	$11,468,034	$28,632,701
Basic weighted average shares of common stock outstanding	22,114,761	20,684,149	22,109,088	20,493,375
Distributable earnings per basic weighted average share	$0.16	$0.35	$0.52	$1.40
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our Manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for cannabis cultivation and processing facilities and dispensaries; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC’s most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
2 In the prior period, the provision for current expected credit losses above included zero and approximately $71.9 thousand for the three and nine months ended September 30, 2024, respectively, in connection with the Spin-Off, which was included in the net income from discontinued operations, net of tax financial statement line on the consolidated statements of operations.
3 The provision for (reversal of) current expected credit losses is presented net of any write-offs.

Investor Relations Contact
Robyn Tannenbaum
(561) 510-2293
ir@advancedflowercapital.com
Media Contact
Collected Strategies
Jim Golden / Jack Kelleher
AFCG-CS@collectedstrategies.com